UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2010

LML PAYMENT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation’s Annual General Meeting of Shareholders was held August 10, 2010 (the “Meeting”).  There were 27,251,984 common shares of the Corporation entitled to vote at the Meeting, of which a total of 23,209,715 (85.17%) were represented at the Meeting either in person or by proxy.

The following summarizes the results of the voting regarding the proposals which were adopted at the Meeting:

1.
Proposal to elect Patrick H. Gaines, Gregory A. MacRae, David C. Cooke and Jacqueline Pace for terms expiring at the Annual General Meeting of Shareholders in 2011, as described in the Corporation’s Information Circular and Proxy Statement for the Meeting.

DIRECTORS	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Patrick H. Gaines	10,843,538	185,647	12,180,530
Greg A. MacRae	10,884,975	144,210	12,180,530
David C. Cooke	10,962,842	66,343	12,180,530
Jacqueline Pace	10,880,663	148,522	12,180,530

2.	Proposal to ratify the appointment of Grant Thornton LLP as the Corporation’s independent auditor until the Annual General Meeting of Shareholders in 2011.

VOTES FOR	VOTES AGAINST

22,429,644	683,336

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

August 11, 2010